Exhibit 99.1

LaBranche & Co Inc.

Jeffrey A. McCutcheon

Senior Vice President & Chief Financial Officer

(212) 820-6220

FOR IMMEDIATE RELEASE

LaBranche & Co Inc. Reports Second Quarter 2008 Results

NEW YORK, July 18, 2008 – LaBranche & Co Inc. (NYSE: LAB) today reported financial results for the second quarter and six months ended June 30, 2008. The second quarter 2008 results include a pre-tax unrealized loss on the Company’s shares of NYSE Euronext, Inc. common stock (the “NYX shares”) of $33.2 million and a $5.1 million pre-tax expense on early extinguishment of $169.1 million of our public debt. As a result, the Company reported an after-tax net loss of $21.3 million, or $0.34 per share, for the 2008 second quarter. This compares to a net loss of $368.9 million, or $6.00 per share, for the 2007 second quarter, which also includes a $54.6 million pre-tax unrealized loss on the Company’s NYX shares as well as a non-cash pre-tax impairment charge related to the Company’s goodwill and stock listing rights of $164.1 million and $335.3 million, respectively.

On a pro-forma basis, the Company reported net income for the second quarter of 2008 of $1.7 million, or $0.03 per diluted share, compared to pro-forma net income of $6.6 million, or $0.11 per share, for the second quarter of 2007. Included in these results are pre-tax, non-cash charges of $2.4 million and $5.1 million in the second quarter of 2008 and 2007, respectively. These pro-forma results exclude the unrealized loss on the NYX shares in each period, the expense on early extinguishment of debt in the second quarter of 2008 and the impairment charge related to the Company’s goodwill and stock listing rights in the second quarter of 2007.

The Company’s results for the first six months of 2008 include a pre-tax unrealized loss on the Company’s NYX shares of $112.5 million and a $6.0 million pre-tax expense on early extinguishment of $249.9 million of our public debt. As a result, the Company reported an after-tax net loss of $61.6 million, or $0.99 per share, for the six months ended June 30, 2008. This compares to a net loss of $374.5 million, or $6.10 per share, for the six months ended June 30, 2007, which also included a $58.8 million pre-tax unrealized loss on the Company’s NYX shares as well as the goodwill and stock listing rights non-cash impairment charges described above.

On a pro-forma basis, the Company reported net income for the six months ended June 30, 2008 of $9.5 million, or $0.15 per diluted share, compared to pro-forma net income of $3.4 million, or $0.06 per share, for the six months ended June 30, 2007. Included in these results are pre-tax, non-cash charges of $4.3 million and $10.6 million for the six months ended June 30, 2008 and 2007, respectively. These pro-forma results exclude the unrealized loss on the NYX shares in each period, the expense on early extinguishment of debt in the 2008 and the impairment charge related to the Company’s goodwill and stock listing rights in 2007.

LaBranche & Co Inc. is the parent of LaBranche & Co. LLC, one of the largest Specialists in exchange-listed securities. LaBranche is also the parent of LaBranche Structured Holdings, Inc., whose subsidiaries are specialists and market-makers in options, exchange-traded funds and futures on various exchanges domestically and internationally. Another subsidiary of the Company, LaBranche Financial Services, LLC, provides mainly securities execution and brokerage services to institutional investors.

Certain statements contained in this release, including without limitation, statements containing the words “believes”, “intends”, “expects”, “anticipates”, and words of similar import, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Readers are cautioned that any such forward-looking statements are not guarantees of future performance, and since such statements involve risks and uncertainties, the actual results and performance of LaBranche and the industry may turn out to be materially different from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. LaBranche also disclaims any obligation to update its view of any such risks or uncertainties or to publicly announce the result of any revisions to the forward-looking statements made in this release.

TABLES TO FOLLOW

LaBranche & Co Inc.

Condensed Consolidated Statements of Operations

(all data in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
REVENUES:
Net gain on principal transactions	$43,567	$64,014	$103,747	$112,933
Commissions and other fees	9,950	11,927	19,959	24,688
Net loss on investments	(36,344)	(53,673)	(117,769)	(58,528)
Interest income	17,469	67,348	47,394	132,005
Other	2,460	1,158	2,753	1,282

Total revenues	37,102	90,774	56,084	212,380

Interest Expense:
Fixed interest on debt	8,504	12,726	19,367	25,521
Inventory financing	20,808	79,230	51,620	150,159

Total interest expense	29,312	91,956	70,987	175,680

Revenues, net of interest expense	7,790	(1,182)	(14,903)	36,700

EXPENSES:
Employee compensation and related benefits	19,594	24,188	48,124	48,086
Exchange, clearing and brokerage fees	9,743	10,597	20,401	19,651
Lease of exchange memberships and trading license fees	416	630	843	1,312
Depreciation and amortization of intangibles	907	3,617	1,797	7,129
Goodwill impairment	—	164,100	—	164,100
Stock list impairment	—	335,264	—	335,264
Restructuring	—	849	—	1,073
Early extinguishment of debt	5,119	—	6,005	—
Other	6,919	10,059	14,267	19,565

Total expenses	42,698	549,304	91,437	596,180

Loss before benefit for income taxes	(34,908)	(550,486)	(106,340)	(559,480)

BENEFIT FOR INCOME TAXES	(13,571)	(181,542)	(44,766)	(184,981)

Net loss	$(21,337)	$(368,944)	$(61,574)	$(374,499)

Weighted average common shares outstanding:
Basic	61,993	61,471	61,924	61,370
Diluted	61,993	61,471	61,924	61,370

Loss per share:
Basic	$(0.34)	$(6.00)	$(0.99)	$(6.10)
Diluted	$(0.34)	$(6.00)	$(0.99)	$(6.10)

LaBranche & Co Inc.

Condensed Consolidated Statements of Financial Condition

(all data in thousands)

	June 30, 2008	December 31, 2007 (1)
	(unaudited)	(audited)
ASSETS
Cash and cash equivalents	$276,877	$504,654
Cash and securities segregated under federal regulations	1,191	1,573
Receivable from brokers, dealers and clearing organizations	356,979	343,729
Financial instruments owned, at fair value	3,681,377	4,267,395
Commissions and other fees receivable	—	23
Exchange memberships owned, at adjusted cost (market value of $8,258 and $7,790, respectively)	1,315	1,315
Office equipment and leasehold improvements, at cost, less accumulated depreciation and amortization of $12,650 and $10,990, respectively	16,821	17,652
Goodwill and other intangible assets, net	109,229	109,229
Income tax receivable	2,416	11,802
Other assets	36,651	41,219

Total assets	$4,482,856	$5,298,591

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES:
Payable to brokers, dealers and clearing organizations	$181,157	$104,759
Payable to customers	36	93
Financial instruments sold, but not yet purchased, at fair value	3,529,085	4,062,995
Accrued compensation	25,844	16,729
Accounts payable and other accrued expenses	29,464	36,980
Other liabilities	12,277	12,583
Deferred tax liabilities	26,132	71,024
Short term debt	—	5,700
Long term debt	209,888	459,811

Total liabilities	4,013,883	4,770,674

Total stockholders’ equity	468,973	527,917

Total liabilities and stockholders’ equity	$4,482,856	$5,298,591

(1)	Certain of the Company’s December 31, 2007 balances have been reclassified to conform to the presentation in the current period, deferred tax assets were netted against deferred tax liabilities. This reclassification did not affect stockholders’ equity or earnings.

LaBranche & Co Inc.

Regulation G Requirement: Reconciliation of Non-GAAP Financial Measures

(all data in thousands, except per share data)

(unaudited)

In evaluating the Company’s financial performance, management reviews results from operations, which excludes non-operating charges. Pro-forma earnings per share is a non-GAAP (generally accepted accounting principles) performance measure, but the Company believes that it is useful to assist investors in gaining an understanding of the trends and operating results for the Company’s core business. Pro-forma earnings per share should be viewed in addition to, and not in lieu of, the Company’s reported results under U.S. GAAP.

The following is a reconciliation of U.S. GAAP results to pro-forma results for the periods presented:

	Three Months Ended June 30,
	2008				2007
	Amounts as reported	(1) (2) Adjustments		Pro forma amounts	Amounts as reported	(1) Adjustments		Pro forma amounts
Revenues, net of interest expense	$7,790	$33,206	(1)	$40,996	$(1,182)	$54,618	(1)	$53,436
Total expenses	42,698	(5,119	)(2)	37,579	549,304	(499,364	)(3)	49,940

(Loss) income before (benefit) provision for income taxes	(34,908)	38,325		3,417	(550,486)	553,982		3,496
(Benefit) provision for income taxes	(13,571)	15,330		1,759	(181,542)	178,425		(3,117)

Net (loss) income applicable to common stockholders	$(21,337)	$22,995		$1,658	$(368,944)	$375,557		$6,613

Basic per share	$(0.34)	$0.37		$0.03	$(6.00)	$6.11		$0.11
Diluted per share	$(0.34)	$0.37		$0.03	$(6.00)	$6.11		$0.11

	Six Months Ended June 30,
	2008				2007
	Amounts as reported	(1) (2) Adjustments		Pro forma amounts	Amounts as reported	(1) Adjustments		Pro forma amounts
Revenues, net of interest expense	$(14,903)	$112,452	(1)	$97,549	$36,700	$58,787	(1)	$95,487
Total expenses	91,437	(6,005	)(2)	85,432	596,180	(499,364	)(3)	96,816

(Loss) income before (benefit) provision for income taxes	(106,340)	118,457		12,117	(559,480)	558,151		(1,329)
(Benefit) provision for income taxes	(44,766)	47,383		2,617	(184,981)	180,239		(4,742)

Net (loss) income applicable to common stockholders	$(61,574)	$71,074		$9,500	$(374,499)	$377,912		$3,413

Basic per share	$(0.99)	$1.14		$0.15	$(6.10)	$6.16		$0.06
Diluted per share	$(0.99)	$1.14		$0.15	$(6.10)	$6.16		$0.06

(1)	Revenue adjustment reflects loss in each accounting period, based on the change in fair market value of the Company’s restricted and unrestricted NYX shares at the end of each such period versus the beginning of such period.
(2)	Expense adjustment reflects costs associated with early extinguishment of debt in accounting period.
(3)	Relates to the write-down of the carrying value of the Company’s goodwill and stock listing rights to reflect the results of the Company’s impairment evaluation under SFAS No. 142 and SFAS No. 144.